Exhibit 10.5
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                        RESTRICTED STOCK GRANT AGREEMENT

         THIS RESTRICTED STOCK GRANT AGREEMENT(the "Agreement") is made as of this 23 day of February, 2004, between RASER TECHNOLOGIES, INC. ("Company") and JOHN RITTER, ("Employee").

                                    RECITALS

         WHEREAS, Company is presently engaged in the electric-motor industry;

         WHEREAS, Employee has relevant experience in management and financing that is valuable to Company;

         WHEREAS, Company desires to grant a portion of shares to Employee according to the terms of this Agreement;

         WHEREAS, Company desires to obtain the employment of Employee by providing incentives in the Company; and

         WHEREAS, Company and Employee desire to enter into this Agreement.

         NOW, THEREFORE, in view of the foregoing recitals which are incorporated as a part of this Agreement, and in consideration of the terms and conditions of this Agreement, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Grant of Shares. Company hereby grants to Employee One Million (1,000,000) shares of common stock of the Company in accordance with this Agreement and subject to the vesting schedule, restrictions and rights described herein. The Grant shall be effective upon execution by all parties of this Agreement.

         2. Vesting of Grant of Shares. Company shall grant to Employee within three (3) business days of the stated vesting dates, shares of Company's common stock as described more fully below. After vesting, Employee shall obtain the Shares by delivering to the Company at its principal business offices a letter in writing and signed by Employee stating that: (i) Employee has remained employed with Company and therefore met the requirements for the Grant; (ii) the number of Shares for which Employee is eligible under the Grant; and (iii) at the same time delivering to Company the address and person to whom the Grant should be issued. Company will thereafter have a period of three (3) business days from the date Employee delivers the notice to verify the facts set forth in Employee's notice and either issue the Shares or to deny the Grant. If the exercise of the Grant is denied, Company shall immediately upon making such determination, state in writing the basis for denying the Grant.

         The Grant shall be and is subject to the following vesting schedule:

                  A. 250,000 shares shall vest immediately upon Employee and
              Company Executing this Agreement.

                  B. Subject to the terms of this Agreement, the balance of
              750,000 shares shall vest in allotments on the first business day of the month set forth below:

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                           May 2004                  62,500 shares
                           August 2004               62,500 shares
                           November 2004             62,500 shares
                           February 2005             62,500 shares
                           May 2005                  62,500 shares
                           August 2005               62,500 shares
                           November 2005             62,500 shares
                           February 2006             62,500 shares
                           May 2006                  62,500 shares
                           August 2006               62,500 shares
                           November 2006             62,500 shares
                           February 2007             62,500 shares

         At the sole discretion of Company, Employee shall also be entitled to receive stock options under applicable Company stock option plans.

         3. Change of Control. All Shares under this Agreement as set forth in
Section 2 shall fully vest in Employee upon a "Change in Control." A "Change in Control" shall be deemed to occur if (i) any "person" (as that term is used in Sections 13 and 14(d)(2) of the Securities Exchange Act of 1934 as amended ("Exchange Act")) is or becomes the beneficial owner (as that term is used in
Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of the voting Capital Stock of the Company ("Voting Stock") or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period. Any merger, consolidation or corporate reorganization in which the owners of the Company's capital stock entitled to vote in the election of directors prior to said combination, own 50% or more of the resulting entity's Voting Stock shall not, by itself, be considered a change in control for the purposes of this Agreement.

         4. Employee Termination. Employee may be terminated for the following reasons: A) for "cause" or "gross negligence" as those terms may be defined under Utah case law; B) intentional harmful acts of the Employee that result in intentional damage to Company, or; C) criminal acts of Employee under state or federal law that could be classified as felonies. Upon termination of Employee, all obligations and rights under this Agreement shall terminate excepting those shares that have vested according to the vesting schedule set forth in Section 2 above.

         5. Price. Employee agrees that his remuneration for his employment with the Company shall be equal to the "Price." The "Price" for each share as that phrase is used herein shall be the value established by the Company's independent auditor. The independent auditor shall review available relevant market factors in determining the Price. It is anticipated, but not required, that Employee will file necessary elections to secure the Price as basis for the Shares, under Section 83(b) election of the Internal Revenue Code, for all shares granted to Employee under this Agreement. Employee agrees and represents that Employee is not relying upon Company for tax advise with relation to the Agreement and Company shall not be responsible for preparing any tax documents for Employee related to this Agreement other than employment tax documents prepared in the ordinary course of business for salaried employees. Employee understands that if Employee does not file a Section 83(b) election that each grant of shares will be treated as "ordinary income" as that term is defined by the Internal Revenue Service. Employee agrees and represents that the Price established by Company's auditor has not been prepared by Company and that Employee accepts the Price without any representation from Company as to the accuracy of the Price. Employee also agrees and represents that Company shall not be liable for any state or federal tax liability of Employee flowing from an under evaluation or overvaluation of the Price by Company or the independent auditor.

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         6. Restrictions on Shares. Employee agrees that the Shares shall be restricted and not subject to resale or transfer of any type except according to the terms and conditions of this Agreement.

         7. Transfer Subject to Securities Laws. Unless the Shares shall at some time become registered shares under the securities laws of the United States and any applicable State securities laws, any transfer of the Shares shall be subject to the securities laws of the United States and any State or local laws or ordinances which may be affected by such transfer or proposed transfer. No transfer of the Shares shall be allowed on the books and records of Company unless Employee or the proposed transferee shall provide a legal opinion acceptable in form and content to Company and its legal counsel, and from legal counsel acceptable to them, confirming that the transfer may be made under various exemptions to such securities laws and that registration of the Shares is not required. Any costs incurred by Company in obtaining an opinion from its counsel shall be at the expense of Employee.

         8. Representations Regarding Securities Laws. The Shares of Company which may be issued or transferred subject to the Grant are part of a private offering of such Shares by Company. Such Shares are securities within the definition of State and Federal Securities Laws. Company has relied on certain exemptions for private sales of securities and have not registered these securities with the Securities & Exchange Commission under the Securities Act of 1933 nor have the Shares been registered with any State. To insure exemption under applicable Federal and State Securities Laws, Employee hereby makes the following representations which shall survive the delivery of the Shares herein and which shall be true at the date of Grant issued herein: 51

                  (a) Residence. Employee is a bona fide resident of the State of Utah as the term "resident" is used for securities law purposes.

                  (b) Intent. Employee is receiving the Shares with the intent to hold such Shares for investment and in accordance with the purpose and intent of this Agreement. No such Shares acquired are being acquired with the intent to resell or redistribute to other persons except as otherwise permitted under applicable securities laws and regulations.

                  (c) Legend on Certificates. The following legend shall be placed on all certificates for Shares issued pursuant to this Agreement:

         The securities evidenced by this certificate have not been registered under the Securities Act of 1933 or the securities laws of Utah or any other jurisdiction and have been taken for investment purposes only and not with a view to the distribution thereof, and such securities may not be offered, sold, transferred, assigned, pledged or hypothecated unless registered pursuant to the applicable provisions of federal and state securities laws or the Company receives an opinion of counsel (which may be counsel for the Company) reasonably acceptable to the Company stating that such offer, sale or transfer is exempt from such registration requirements.

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

                  (d) Economic Risks. Employee understands the economic risks of the Shares and understands that there is presently a limited public market for the Shares and a more substantial public market may never be developed. Employee further acknowledges the opportunity to obtain additional information from Company upon request.

         9. Dividends. For purposes of dividends issued from Company on the Shares, Employee shall be considered to own one million (1,000,000) shares of Company's common stock from the date of this Agreement. Therefore, Employee shall receive from Company cash or stock equivalent dividend options on all dividends issued by Company as those dividends may be issued to the Company's common stockholders. Employee may not receive favorable dividend tax treatment on the dividends received depending upon the vesting period of the shares.

         10. Voting Rights. Employee shall have the right to vote each share of common stock as has vested in Employee on the date of any vote of the common stockholders of Company.

         11. Miscellaneous.

                  11.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by electronic mail, sent by facsimile or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, sent by electronic mail, or sent by facsimile transmission or, if mailed, three (3) days after the date of deposit in the United States mails. Any party may, by notice given in accordance with this Section to the other parties, designate the address or person for receipt of notice hereunder.

If to Company:
                  RASER TECHNOLOGIES, INC.
                  attn: Jonathan T. Reid
                  5152 North Edgewood Drive
                  Provo, UT 84604
                  fax(801)374-3314
                  e-mail jreid@rasertech.com
                         -------------------

If to Employee:
                  JOHN RITTER
                  2371 Gallivan Loop
                  Park City, UT 84060

                  11.2 Entire Agreement. The Agreement contains the entire agreement among the parties with respect to the purchase of the Shares and related transactions, and supersedes all prior agreements, written or oral, with respect thereto.

                  11.3 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise thereof of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be

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limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

                  11.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

                  11.5 Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns and legal representatives. This Agreement is not assignable by Employee.

                  11.6 No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  11.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                  11.8 Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

                  11.9 Survival of Representations and Warranties. All representations, warranties, agreements, covenants and obligations herein delivered by Employee incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other parties, shall survive the execution hereof regardless of any investigation and shall not merge in the performance of any obligation by any party hereto.

                  11.10 Severability. If any provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  11.11 Conflict of Interest. Employee understands that this Agreement has been prepared by Company to meet the needs and protect the interests of Company. Employee represents that Company has encouraged and given Employee a full and fair opportunity to review this Agreement with legal, tax and all other necessary professional advisors who act solely on behalf of Employee.

         IN WITNESS WHEREOF, Company and Employee have executed this Agreement effective as of the date first set forth above.

COMPANY:                                             EMPLOYEE:
RASER TECHNOLOGIES, INC.

By     /s/ Kraig Higginson                          By       /s/ John C. Ritter
   --------------------------------                     ------------------------
Its: Chief Executive Officer                                  John Ritter


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